Exhibit 4.4
SECOND SUPPLEMENTAL INDENTURE
SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 27, 2012, among Sensata Technologies US, LLC, a Delaware limited liability company (“ST US”), Sensata Technologies US II, LLC, a Delaware limited liability company (“ST US II”), Sensata Technologies Bermuda Ltd., an exempted company incorporated under the laws of Bermuda (“ST Bermuda”), ST US Cooperatief U.A., a cooperative (coöperatie) without liability organized under the laws of the Netherlands (“ST Coop” and, together with ST US, ST US II and ST Bermuda, the “New Guarantors”), each of which is a direct or indirect subsidiary of Sensata Technologies B.V., a private company with limited liability incorporated under the laws of the Netherlands (the “Company”), the Company, the existing Guarantors and The Bank of New York Mellon, a New York banking corporation, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”), dated as of May 12, 2011 providing for the issuance of 6.5% Senior Notes due 2019 (the “Notes”);
WHEREAS, Section 4.17 of the Indenture provides that under certain circumstances the New Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company, the existing Guarantors and the New Guarantors are authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. Each of the New Guarantors hereby agrees, jointly and severally with all existing Guarantors, to provide an unconditional guarantee on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture, and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

K&E 24499780.2

3.    NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Company, any parent entity of the Company or any Subsidiary, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
4.    NOTICES. All notices or other communications to the New Guarantors shall be given as provided in Section 12.02 of the Indenture.
5.    RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby.
6.    GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
7.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
8.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
9.    TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of the Guarantees of the New Guarantors or this Supplemental Indenture.

    2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

SENSATA TECHNOLOGIES US, LLC

By:	/s/ Jeffrey Cote
Name:	Jeffrey Cote
Title:	Secretary

SENSATA TECHNOLOGIES US II, LLC

By:	/s/ Jeffrey Cote
Name:	Jeffrey Cote
Title:	Secretary

Signature Page to Second Supplemental Indenture

SENSATA TECHNOLOGIES BERMUDA, LTD.

By:	/s/ Steven Reynolds
Name:	Steven Reynolds
Title:	Director

Signature Page to Second Supplemental Indenture

ST US COOPERATIEF U.A.

By:	/s/ Geert Braaksma
Name:	Geert Braaksma
Title:	Director

Signature Page to Second Supplemental Indenture

SENSATA TECHNOLOGIES B.V.

By:	/s/ Robert Hureau
Name:	Robert Hureau
Title:	Attorney-in-Fact

SENSATA TECHNOLOGIES, INC.

By:	/s/ Robert Hureau
Name:	Robert Hureau
Title:	Chief Financial Officer

SENSATA TECHNOLOGIES MASSACHUSETTS, INC.

By:	/s/ Robert Hureau
Name:	Robert Hureau
Title:	Chief Financial Officer

SENSATA TECHNOLOGIES HOLDING COMPANY US, B.V.

By:	/s/ Geert Braaksma
Name:	Geert Braaksma
Title:	Director

Signature Page to Second Supplemental Indenture

SENSATA TECHNOLOGIES HOLLAND B.V.

By:	/s/ Geert Braaksma
Name:	Geert Braaksma
Title:	Director

SENSATA TECHNOLOGIES HOLDING COMPANY MEXICO, B.V.

By:	/s/ Geert Braaksma
Name:	Geert Braaksma
Title:	Director

Signature Page to Second Supplemental Indenture

SENSATA TECHNOLOGIES (KOREA) LIMITED

By:	/s/ Thomas Wroe
Name:	Thomas Wroe
Title:	Representative Director

Signature Page to Second Supplemental Indenture

SENSATA TECHNOLOGIES DE MÉXICO, S. DE R.L. DE C.V.

By:	/s/ Santiago Sepulveda
Name:	Santiago Sepulveda
Title:	Attorney-in-Fact

Signature Page to Second Supplemental Indenture

SENSATA TECHNOLOGIES JAPAN LIMITED

By:	/s/ Akira Hayashi
Name:	Akira Hayashi
Title:	Representative Director

Signature Page to Second Supplemental Indenture

SENSATA TECHNOLOGIES MALAYSIA SDN BHD

By:	/s/ Ng Keng Hooi
Name:	Ng Keng Hooi
Title:	Director

Signature Page to Second Supplemental Indenture

THE BANK OF NEW YORK MELLON
as Trustee

By:	/s/ Catherine F. Donohue
Authorized Signatory
Name:	Catherine F. Donohue
Title:	Vice President

Signature Page to Second Supplemental Indenture